Defaulted Securities
Fund	Cusip	Security Description	nature of default	date of default	amount of default per $1,000 face amount	total amount of default
Integrity High Income Fund	651715AK0	Newpage Corp	Bankruptcy	9/7/2011	$21.17	$846.81